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                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement of The Dow Chemical Company on Form S-4 of our report dated February 9, 2000, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1999 and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Midland, Michigan
February 6, 2001